Exhibit 23.6

(1 of 2)

October 24, 2006

Ing. Carlos A. Morales Gil

Director General

Pemex-Exploración y Producción

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 41

Colonia Huasteca

México, D.F. 11311

México

Dear Ing. Morales:

We hereby consent to the references to our firm as set forth in this Amendment No. 1 to the Registration Statement on Form F-4 filed by Petróleos Mexicanos, under the heading “Experts.” We reviewed estimates, as of December 31, 2004, of the proved crude oil, condensate, and natural gas reserves and the oil equivalent to the interests owned by the United Mexican States (“Mexico”) in 18 fields. These estimates were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(13) of Regulation S-X of the United States Securities and Exchange Commission. The fields are located offshore Mexico, in the Northeastern Marine Region, and are those referenced in our audit letter dated May 6, 2005.

Very truly yours,

Netherland, Sewell International, S. de R.L. de C.V.

By:	/s/ Frederic D. Sewell
Frederic D. Sewell President

Exhibit 23.6

(2 of 2)

October 24, 2006

Ing. Carlos A. Morales Gil

Director General

Pemex-Exploración y Producción

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 41

Colonia Huasteca

México, D.F. 11311

México

Dear Ing. Morales:

We hereby consent to the references to our firm as set forth in this Amendment No. 1 to the Registration Statement on Form F-4 filed by Petróleos Mexicanos, under the heading under the heading “Experts.” We reviewed estimates, as of December 31, 2004, of the proved crude oil, condensate, and natural gas reserves and the oil equivalent to the interests owned by the United Mexican States (“Mexico”) in 147 fields. These estimates were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(13) of Regulation S-X of the United States Securities and Exchange Commission. The fields are located onshore Mexico, in the Southern Region, and are those referenced in our audit letter dated May 27, 2005.

Very truly yours,

Netherland, Sewell International, S. de R.L. de C.V.

By:	/s/ Frederic D. Sewell
Frederic D. Sewell President